Exhibit 4.2

FIRST AMENDMENT

OF

OPTUM PARTNER SERVICES

EXECUTIVE SAVINGS PLAN

WHEREAS, Optum Medical Services, P.C. (“Optum”), has established and maintains a nonqualified, deferred compensation plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of Optum and certain of its affiliates, most recently amended and restated, effective as of January 1, 2019; and

WHEREAS, Optum wishes to amend the Plan, effective as of June 23, 2019, for the purpose of recognizing Riverside Pediatric Group, P.C. as a new Employer.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respects, effective as of June 23, 2019:

1.    ADDITION OF PARTICIPATING EMPLOYER. Schedule I to the Plan is amended, in the form attached hereto, to add Riverside Pediatric Group, P.C. to the list of Employers set forth therein.

2.    SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

IN WITNESS WHEREOF, Optum has caused these presents to be executed, as of the date and year written below and effective as of the date indicated in each of the foregoing amendment clauses.

Executed June 20, 2019.

OPTUM MEDICAL SERVICES, P.C.

/s/ Ronald Shumacher, M.D.
Ronald Shumacher, M.D., President

SCHEDULE I

EMPLOYERS PARTICIPATING

IN THE

OPTUM PARTNER SERVICES EXECUTIVE SAVINGS PLAN

(Effective as of June 23, 2019)

Optum Medical Services, P.C. (Plan Sponsor)

Centers for Family Medicine, GP

Greater Phoenix Collaborative Care, P.C.

Inspiris Medical Services of New Jersey, P.C.

Inspiris of Michigan Medical Services, P.C.

Inspiris of New York Medical Services, P.C.

Inspiris of Pennsylvania Medical Services, P.C.

Inspiris of Texas Physicians Group

Memorial Healthcare IPA, GP

Monarch HealthCare, A Medical Group, Inc.

Optum Clinic, P.A.

Optum Medical Services of Colorado, P.C.

Prohealth Physicians, P.C.

Riverside Pediatric Group, P.C.

Robert B. McBeath, M.D., P.C.

Robert B. McBeath, M.D. II, P.C.

Robert B. McBeath, M.D. III, P.C.

TeamMD Physicians of Texas, Inc.

TeamMD Physicians, P.C. (formerly known as Mobile Medical Professionals, Inc.)

WellMed Medical Group, P.A.

WellMed Networks Florida, Inc.

WellMed Networks, Inc.

WND Medical, PLLC dba WellMed Family Care

XLHome, P.C

XLHome of Michigan, P.C.

XLHome Northeast, P.C.

XLHome Oklahoma, Inc.